UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2024

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, pursuant to that certain letter agreement, by and among Beneficient (the “Company”), Beneficient Company Holdings, L.P. (“BCH”), Beneficient Company Group, L.L.C., the sole general partner of BCH (“BCH GP”), and Beneficient Holdings, Inc., the majority holder of the Preferred Series A Subclass 0 Unit Accounts (“Preferred A-0 Accounts”) of BCH (“BHI”), BCH GP and BHI agreed to amend the Ninth Amended and Restated Limited Partnership Agreement of BCH, effective April 18, 2024 (as amended and restated, the “BCH LPA”), on or before September 30, 2024 to provide for (i) the redesignation of fifty percent (50%) of the aggregate capital account balances in the Preferred A-0 Accounts as non-redeemable Preferred A-0 Accounts (such redesignated portion, the “Preferred A-0 Non-Redeemable Accounts”) and (ii) the remaining fifty percent (50%) of the capital account balances in the Preferred A-0 Accounts to remain redeemable (such remaining Preferred A-0 Accounts being the “Preferred A-0 Redeemable Accounts”), with the amendment and redesignation being applicable to all holders of the Preferred A-0 Accounts (the foregoing being referred to as the “Redesignation”). On September 30, 2024, BCH GP, in its capacity as the sole general partner of BCH, entered into and adopted the First Amendment to the BCH LPA (the “BCH LPA Amendment”) in order to, among other things, effect the Redesignation. As a result of the Redesignation, the Company expects approximately $126 million of temporary equity to be reclassified to permanent equity on the Company’s balance sheet as of September 30, 2024.

The foregoing description of the BCH LPA Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the BCH LPA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, the board of directors (the “Board”) of the Company appointed Patrick J. Donegan to serve as a director of the Company, effective September 30, 2024.

Mr. Donegan currently serves as a Senior Adviser at Premier Consulting Partners, Inc., a consulting firm focused on operational risk evaluation and compliance, and previously served as the Global Chief Compliance Officer of OKX Group from August 2023 to January 2024. From 2015 to 2023, Mr. Donegan held various leadership positions at Signature Bank, including Chief Compliance Officer, Senior Vice President and Sanctions Compliance Officer. Mr. Donegan’s professional career has also included positions with a number of prominent investment banks, including Cantor Fitzgerald, RBC, Guggenheim, BNP Paribas and Nat West, and compliance roles at Mitsubishi UFJ and Hudson City Bancorp. Mr. Donegan received a Bachelor of Science in Accounting from St. John’s University and a J.D. from St. John’s University School of Law.

As compensation for his service on the Board, Mr. Donegan was granted, pursuant to the Beneficient 2023 Equity Incentive Plan, (i) a non-qualified stock option to purchase 100,000 shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), with an exercise price equal to $1.23 per share of Class A common stock, which vests and becomes exercisable in eight equal installments on the last day of each calendar quarter over a two-year period from the date of grant, provided that Mr. Donegan is providing services to the Company through each applicable vesting date and (ii) 138,212 restricted stock units, which vest in four equal installments on the last day of each calendar quarter over a one-year period from the date of grant, provided that Mr. Donegan is providing services to the Company through each applicable vesting date.

Mr. Donegan was appointed to the Audit, Credit, Enterprise Risk and Products and Related Party Transactions committees of the Board. There are no arrangements or understandings between Mr. Donegan and any other persons pursuant to which Mr. Donegan was named a director of the Company. There are no family relationships between Mr. Donegan and any of the Company’s directors or executive officers, and Mr. Donegan does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 4, 2024, the Company issued a press release announcing Mr. Donegan’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Also on October 4, 2024, the Company issued a press release announcing the Redesignation, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to the Ninth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P., effective September 30, 2024.

99.1	Press Release issued by Beneficient on October 4, 2024.

99.2	Press Release issued by Beneficient on October 4, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	October 4, 2024